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                                                                     EXHIBIT 4.7

                                PXRE CORPORATION

                           DIRECTOR STOCK OPTION PLAN


SECTION 1.  PURPOSE

                  The purpose of the Plan is to secure for PXRE Corporation and its stockholders the benefits inherent in increased common stock ownership by directors of the Company who are not employees of the Company or any of its subsidiaries.

SECTION 2.  DEFINITIONS

                  Whenever used in this plan, the following terms shall have the definitions set forth in this section:

                  2.1 "Board of Directors" shall mean the Board of Directors of PXRE Corporation.

                  2.2      "Change of Control" has the meaning provided in
                           Section 7.2 of the Plan.

                  2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  2.4      "Company" shall mean PXRE Corporation.

                  2.5 "Date of Grant" shall mean the date of the Annual Meeting as of which a Director is granted an Option under Section 5.1.

                  2.6 "Director" shall mean a member of the Board of Directors who is not a full-time employee of the Company or a subsidiary.

                  2.7 "Disability" shall mean the inability, in the judgment of the Board, of a Director to perform his or her duties due to mental or physical impairment.

                  2.8      "Effective Date" shall mean the date provided in
                           Section 12 of the Plan.

                  2.9 "Fair Market Value" as of any day shall mean the arithmetic mean of the per share bid and asked price for Shares on such day as reported by the NASDAQ Interdealer Quotation System, or if the shares are listed on an exchange, the average of the high and low per share prices quoted for Shares on such date. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board in a manner consistent with the requirements of Section 422 of the Code.

                  2.10 "Option" shall mean an option to purchase Shares granted under Section 5 of the Plan.

                  2.11 "Retirement" shall mean retirement from the Board as of the Annual Meeting of Stockholders coinciding with or next following the Director's attainment of age of 72.



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                  2.12     "Rule 16b-3" shall mean Rule 16b-3 promulgated under
                           the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  2.13 "Shares of stock" or "Shares" shall mean shares of the Common Stock, par value $0.01 per share, of the Company.

                  2.14 "Term-year" shall mean the period from one Annual Meeting to the subsequent Annual Meeting.

SECTION 3. AMOUNT OF STOCK

                  The stock which may be issued and sold under the Plan shall not exceed 100,000 Shares, subject to adjustment as provided in Section 6 below. The Shares to be issued may be either authorized and unissued shares, treasury shares, issued shares acquired by the Company or its subsidiaries or any combination thereof. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

SECTION 4. ELIGIBILITY

                  Each Director shall be eligible to receive an Option in accordance with Section 5 below.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS

                  Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

                  5.1 Grants. As of the date of the Annual Meeting of Stockholders of the Company each year on and after the Effective Date, each Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option for 1,000 Shares.

                  5.2 Exercise Price. The Option exercise price shall be the Fair Market Value of the Shares on the Date of Grant of the Option.

                  5.3 Vesting. Except as provided in Sections 5.4, 5.5 and 7.1, no portion of an Option shall be exercisable prior to the Director's completion of one Term-year on the Board next following the Date of Grant, and thereafter the Option shall be exercisable with respect to 333 Shares on and after the Director's completion of his or her first Term-year following the Date of Grant, it shall be exercisable for an additional 333 Shares on and after the Director's completion of a second Term-year following the Date of Grant, and it shall be exercisable for the remaining 334 Shares on or after the Director's completion of a third Term-year after the Date of Grant.

                  5.4 Option Expiration. No portion of an Option shall be exercisable after the expiration of ten years from the Option's Date of Grant.

                  5.5 Exercise When No Longer a Director. No Option shall be exercisable unless the person exercising the Option has been, at all times during the period beginning with the Date of Grant of the Option and ending on the date of such exercise, a Director of the Company, except that:

                           (a) Retirement or Disability. If such a person shall
                  cease to be a Director by reason of Retirement or Disability while holding an Option (whether or not then exercisable)


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                  that has not expired, such person may, at any time within
                  three years following such termination (but in no event after the Option has expired under the provisions of Section 5.4), exercise the Option with respect to any shares as to which such person has not exercised the Option on the date the person ceased to be a Director; provided, however, that no Shares issuable on exercise of the Option may be sold, assigned, pledged or otherwise transferred for the period of time after the date of the grant of the Option as is specified in Rule 16b-3;

                           (b) Death: If such a person shall cease to be a
                  Director by reason of death while holding an Option (whether or not then exercisable) that has not expired, his or her executors, administrators, heirs, legatees or distributees, as the case may be, may, at any time within three years following such termination (but in no event after the Option has expired under the provisions of Section 5.4), exercise the Option with respect to any shares as to which such person has not exercised the Option on the date the person died; provided, however, that no shares of Common Stock issuable on exercise of the Option may be sold, assigned, pledged or otherwise transferred for the period of time after the date of the grant of the Option as is specified in Rule 16b-3;

                           (c) Other. If such a person shall cease to be a
                  Director for reasons other than Retirement, Disability or death, while holding an Option then exercisable that has not expired, such person may, at any time within three months after the date he or she ceases to be a Director (but in no event after the Option has expired under the provisions of
                  Section 5.4 above), exercise the Option with respect to any Shares as to which such person could have but has not exercised the Option on the date the person ceased to be a Director; and

                           (d) Death of a Former Director. If any person should
                  die within three years following the date he or she ceased to be a Director by reason of Retirement or Disability or within three months following the date he or she ceased to be a Director for reasons other than Retirement, Disability or death, the decedent's estate or any person who acquires the right to exercise the Option by reason of the decedent's death may exercise the Option (to the extent that the decedent was entitled to do so on the date the decedent ceased to be a Director) at any time (but in no event after the Option has expired under the provisions of Section 5.4) within the period ending on the later of (i) the last day of the period within which the decedent could have exercised the Option but for his or her death and (ii) the first anniversary of such person's death.

                  5.6 Exercise Notice. A Director may exercise all or part of an Option that is exercisable under Section 5.5 by delivering a written notice substantially in the form attached hereto to the Treasurer of the Company specifying the number of Shares to be purchased and providing payment in full of the exercise price in United States dollars by certified check or bank draft.

                  5.7 Personal Representatives. In the event any Option is exercised by the executors, administrators, heirs, legatees or distributees of the estate of a deceased Director or by the guardian or legal representative of a disabled former Director, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Director's estate or the proper legatees or distributees thereof or the duly appointed guardian or legal representative of the disabled former Director.

SECTION 6.  ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK

                  In the event the outstanding Shares are increased or changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination of Shares or other corporate change, the Board shall make such substitution or adjustment, if any, as it deems to be equitable,


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in the number or kind of Shares or other securities as to which Options may be granted and in the number of Shares or the exercise price under unexercised Options granted prior to such change.

                  In the case of any such substitution or adjustment, the aggregate Option price in each Stock Option Agreement of all the Shares covered thereby prior to such substitution or adjustment shall be the Option price for all the shares or other securities substituted for such Shares or to which such Shares are adjusted, and the Option price per share after such substitution or adjustment shall be determined accordingly; provided, however, that no such determination shall obligate the Company to issue or sell fractional shares or other securities.

SECTION 7.  ACCELERATION

                  7.1 Change of Control; Delisting. Notwithstanding any other provisions of the Plan, upon the earlier of (a) a "Change of Control" of the Company (as defined below), or (b) the Shares of the Company ceasing to be publicly traded, any unexercisable portion of an Option shall become exercisable.

                  7.2 Change of Control Defined. For the purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred if:

                           (a) any "person" (as such term is used in Section
                  13(d) and 14(d) of the Exchange Act other than the Company becomes the "beneficial owner" (as determined for purposes of Regulation 13-D under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                           (b) the stockholders of the Company approve (i) any
                  merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                           (c) the stockholders of the Company approve a plan or
                  proposal for the liquidation or dissolution of the Company; or

                           (d) during any period of two consecutive years (not
                  including any period prior to June 8, 1995), individuals who at the beginning of such period constitute the entire Board of Directors of the Company and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.


SECTION 8.  MISCELLANEOUS PROVISIONS

                  8.1 No Right to Directorship. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in the service of the Company.

                  8.2 Options Nontransferable. A Director's interest in an Option and his or her rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except under a qualified domestic relations order (as defined in Section 414(p) of the Code) or,


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in the event of Director's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Director in the Plan shall be subject to any obligation or liability of such Director.

                  8.3 Compliance with Law. No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal, state and other securities, insurance and other laws and regulations.

                  8.4 Expenses. The expenses of the Plan shall be borne by the Company.

                  8.5 Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares upon exercise of any Option under the Plan and issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

                  8.6 Acceptance. By accepting any Option or other benefit under the Plan, each Director and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

                  8.7 Construction. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 or any successor rule, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board may adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

                  In all other respects the Plan and Options granted thereunder shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

SECTION 9.  AMENDMENT OR DISCONTINUANCE

                  The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that except as provided in Section 6 above, the Board may not, without further approval by the holders of a majority of the outstanding Shares of the Company entitled to vote thereon increase the maximum number of Shares as to which Options may be granted under the Plan, increase the number of shares subject to an Option, change the Option exercise price described in Section 5.2 above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. Subject to the provision of Section 8.7 relating to Rule 16b-3, no amendment of the Plan shall materially and adversely affect any right of any Director with respect to any Option theretofore granted without such Director's written consent. Notwithstanding the foregoing, this Plan may not be amended more frequently than once every six months (other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended) or such other period as may be permitted by Rule 16b-3(c)(2)(ii)(B).

SECTION 10.  ADMINISTRATION

                  The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Options granted under the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder


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and to adopt and amend such rules and regulations for the administration of the
Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except in circumstances involving actual bad faith.

SECTION 11. TERMINATION

                  This Plan shall terminate upon the earlier of the following dates or events to occur:

                           (a) upon the adoption of a resolution of the Board
                  terminating the Plan; or

                           (b) immediately following the automatic grant of
                  Options at the Annual Meeting in 2005.

SECTION 12. EFFECTIVE DATE OF PLAN

                  The Plan shall become effective as of April 20, 1995, provided that the adoption of the Plan shall have been approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present in person or represented by proxy at the 1995 Annual Meeting of Stockholders.


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